LIMITED LIABILITY COMPANY AGREEMENT

OF

IRC-IREX VENTURE, L.L.C.

SEPTEMBER 5, 2006

TABLE OF CONTENTS

Page

ARTICLE I DEFINITIONS

ARTICLE II FORMATION

2.1

Organization

2.2

Name

2.3

Term

2.4

Registered Agent and Office

2.5

Principal Office

2.6

Foreign Qualification

ARTICLE III ACCOUNTING AND RECORDS

3.1

Records to be Maintained

3.2

Information and Accounting to Members

ARTICLE IV BUSINESS TRANSACTIONS

4.1

Nature of Business

4.2

Location and Submission of Target Properties

4.3

Mutual Agreement re Target Property Proposals

4.4

Formation of Venture Sub

4.5

Equity Advances

4.6

Reimbursement of Syndication Costs

4.7

Assignment of Rights to Acquire Target Property

4.8

Management and Service Provider Agreements

4.9

Service Provider and Other Business Transactions

4.10

Discontinued Venture

4.11

Carve Out Guaranties

ARTICLE V AMENDMENTS TO CERTIFICATE AND AGREEMENT

5.1

Certificate  Amendments

5.2

Agreement Amendments

ARTICLE VI RIGHTS AND DUTIES OF MEMBERS

6.1

Meetings and Notice

6.2

Informal Action by Members

6.3

No Liability of Members

6.4

Contributing Member Decisions

6.5

Lack of Authority

6.6

Conflicts of Interest

6.7

Representations and Warranties

ARTICLE VII RIGHTS AND DUTIES OF MANAGER

7.1

Management

7.2

Manager

7.3

Power to Bind the Company

7.4

Fees and Compensation

7.5

Standard of Care

7.6

Officers

7.7

Matters Requiring Member Consent

7.8

REIT Provisions

ARTICLE VIII INDEMNIFICATION

8.1

Indemnification by Venture Corp. and IRC of IREX Indemnified Parties

8.2

Indemnification by IREX of IRC Indemnified Parties

8.3

Other Indemnification Obligations

ARTICLE IX CONTRIBUTIONS AND CAPITAL ACCOUNTS

9.1

Initial Contributions

9.2

Additional Capital Contributions From Existing Members

ARTICLE X DISTRIBUTIONS

ARTICLE XI ALLOCATIONS AND TAXES

11.1

Allocation of Profits and Losses

11.2

Elections

11.3

Tax Matters Partner

11.4

Method of Accounting

11.5

Returns and Other Elections

ARTICLE XII DISPOSITION OF MEMBERSHIP INTERESTS

ARTICLE XIII TERMINATION OF A MEMBER

13.1

Termination

13.2

Effect of Termination

ARTICLE XIV DISSOLUTION AND WINDING UP

14.1

Dissolution

14.2

Effect of Dissolution

14.3

Distribution of Assets upon Dissolution

14.4

Winding Up and Articles of Dissolution

ARTICLE XV MISCELLANEOUS PROVISIONS

15.1

Notices

15.2

Entire Agreement

15.3

Construction

15.4

Expenses

15.5

Headings

15.6

No Partnership Intended for Nontax Purposes

15.7

Rights of Creditors and Third Parties Under Agreement

15.8

Application of Delaware Law

15.9

Counterparts

15.10

No Waiver

15.11

Severability

15.12

Benefit

i

Exhibit A

Member Information

Exhibit B

Form of Venture Sub Formation Documents

Exhibit C

Form of Promissory Note

Exhibit D

Form of Management Agreement with IREX

Exhibit E

Form of Property Management Sub-Contact with ICPMC

Exhibit F

Form of Dealer Manager Agreement with Inland Securities Corporation

ii

LIMITED LIABILITY COMPANY AGREEMENT

OF

IRC-IREX VENTURE, L.L.C.

(a Delaware limited liability company)

THIS LIMITED LIABILITY COMPANY AGREEMENT of IRC-IREX VENTURE, L.L.C., a Delaware limited liability company (the “Company”), is entered into and shall be effective as of September 5, 2006, by and between Inland Real Estate Exchange Corporation (“IREX”), a Delaware corporation, and Inland Venture Corporation (“Venture Corp.”), a Delaware corporation.  Certain capitalized terms used herein are defined in Article I.

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

Unless otherwise specified herein, the following terms shall have the following meanings:

“1031 Program” shall mean the offering for sale, pursuant to Regulation D under the Securities Act of 1933, as amended, of interests in real estate, structured as (a) tenant-in-common interests, (b) beneficial interests in a Delaware Statutory Trust or (c) a custom program for a single investor, in each case for investors wishing to complete a tax-deferred exchange of real estate pursuant to Section 1031 of the Code or for cash investors who desire to position their investments for future tax deferred exchanges.

“Abandoned Syndication” shall mean a syndication of a 1031 Program that is not undertaken or is withdrawn from the market by the Venture Sub.

“Act” shall mean the Delaware Limited Liability Company Act, as amended from time to time.

“Additional Capital Contribution” shall mean a Capital Contribution other than the Initial Capital Contribution.

“Additional Return” shall mean a preferred return to be paid if an Equity Advance or portion thereof (other than the Retained Percentage Equity Amount) remains unpaid on the Applicable Additional Return Date. The Additional Return shall be calculated at the rate of 9 percent per annum on the portion of the Equity Advance (other than the Retained Percentage Equity Amount) that remains outstanding from time to time after the Applicable Additional Return Date, reduced by the Operating Proceeds paid to the Contributing Member under Section 4.5 between the Applicable Additional Return Date and the date Additional Return is being calculated. Notwithstanding the foregoing, (i) no Additional Return shall accrue and (ii) the running of the four and six month periods specified under the definition of Applicable Additional Return Date shall be suspended, in each case during the time the Target Property is subject to any Adverse Target Property Condition.

“Adverse Target Property Condition” shall mean a condition with respect to a Target Property which (i) was not known by IREX at the time the Equity Advance for such Target Property was funded and (ii) delays the 1031 Program from being marketed or causes a suspension in the marketing of the 1031 Program. For purposes of illustration, material environmental conditions, and material tenant defaults or abandonments not existing at the time the Equity Advance was funded, shall be deemed Adverse Target Property Conditions, but general changes in market conditions will not constitute an Adverse Target Property Condition.

“Affiliate” shall mean any entity that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with a party hereto.  For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) shall mean the ownership or control of securities possessing more than 50 percent of the voting power of all outstanding voting securities of an entity or the power to otherwise direct or cause the direction of the management and policies of the entity, whether through the ownership of voting stock or similar rights.

“Agreement” shall mean this Limited Liability Company Agreement, as amended from time to time.

“Applicable Additional Return Date” shall mean with respect to each Equity Advance, the six month anniversary of the date such Equity Advance was funded; provided, however, if the Applicable Private Placement Memorandum is not completed by the four month anniversary of such funding date, the Applicable Additional Return Date shall begin on such four month anniversary date.

“Applicable Private Placement Memorandum” shall mean, with respect to a particular Equity Advance, the private placement memorandum through which a Venture Sub offers interests in the Target Property, the acquisition of which was funded (in part) through such Equity Advance.

“Bankruptcy Event” shall mean with respect to any Person: an assignment by such Person for the benefit of creditors or an admission in writing by such Person of an inability to pay its debts generally as they become due; the entry of an order, judgment or decree adjudicating such Person bankrupt or insolvent; the petition or application by such Person to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of such Person or of any substantial part of its assets; the commencement of any proceeding (or the entry of any order for relief) with respect to such Person or its debts under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or the filing of any such petition or application or the commencement of any such proceeding against such Person and either (i) such Person by any act indicates its approval thereof, consent thereto or acquiescence therein or (ii) such petition, application or proceeding is not dismissed within 60 days.

“Business Day” shall mean any day other than Saturday, Sunday or any legal federal or Illinois State holiday.

“Capital Account” shall mean the Capital Account established and maintained for each Member in accordance with the following provisions:

(a)

to each Member’s Capital Account there shall be credited the Member’s Capital Contributions and the Member’s distributive share of Profits; and

(b)

to each Member’s Capital Account there shall be debited the amount of cash and the fair market value of any other property distributed to the Member and the Member’s distributive share of Losses.

“Capital Contribution” shall mean, with respect to any Member, the amount of money and the fair market value of any Property (other than money) contributed to the Company.

“Carve-Out Guaranty” shall mean a Target Property lender required guaranty of carve-out obligations (in particular, the various non-recourse exceptions contained in the subject debt) in connection with the financing of any Venture Sub Target Property.

“Certificate” shall mean the Certificate of Formation of the Company, as amended from time to time.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Contributing Member” shall mean Venture Corp.

“Contributing Member Decisions” shall have the meaning set forth in Section 6.4 of this Agreement.

“Damages” means any and all damages, losses, liabilities, obligations, penalties, assessments, dues, fines, amounts paid in settlement, judgments, costs and expenses (including attorneys’ fees and expenses) of any nature.

“DST Interest” shall mean a beneficial interest in a Delaware Statutory Trust.

“Equity Advance” shall mean a bridge loan extended by Venture Corp. to the Company, the proceeds of which will thereupon be contributed by the Company to a Venture Sub to fund (in part) the acquisition of a Target Property.

“Exit Sale Proceeds” shall mean the net sale proceeds realized by Venture Sub from the disposition of its Target Property, relating to its Retained Percentage and other ownership interests in the Target Property.

“Initial Capital Contribution” shall mean the initial Capital Contribution made by each of the Members as described in Section 9.1.

“ICPMC” shall mean Inland Commercial Property Management Corporation, a wholly-owned subsidiary of IRC.

“IRC” shall mean Inland Real Estate Corporation, a Maryland corporation.

“IREX” shall have the meaning set forth in the preamble of this Agreement.

“Investor Net Sales Proceeds” means the total proceeds received by a Venture Sub from the sale of a TIC or DST Interest, reduced by that portion of the proceeds attributable to: (i) reserves, (ii) commissions and fees and (iii) third party expenses (the “Subtractions”), all as set forth in the “Sources and Uses of Funds” section of the Applicable Private Placement Memorandum.  For the avoidance of doubt, the Investor Net Sales Proceeds will generally be that percentage of the total sales price received from an Investor as calculated by the following fraction:  (x) total interests offered less Subtractions divided by (y) total interests offered.

“Major Decisions” shall have the meaning set forth in Section 7.7.

“Manager” shall mean the Person selected to manage the affairs of the Company under Article VII.

“Member” shall mean each person executing this Agreement as a Member.

“Member Consent” shall mean the affirmative vote of both Members.

“Membership Interest” shall mean the interest in the Company entitling its holder to the benefits provided in this Agreement and the Act, and subjecting its holder to the obligations provided in this Agreement and the Act.

“Misrepresentation” shall mean any untrue statement of a material fact or omission of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

“Operating Proceeds” shall mean a Venture Sub’s share of Target Property cash flow from property operations, after the payment of: (i) all property and Venture Sub operating expenses, (ii) debt service and (iii) necessary capital expenditures and reserves.

“Organization” shall mean a Person other than a natural person, including without limitation, corporations (both non-profit and other corporations), partnerships (both limited and general), joint ventures, limited liability companies, trusts and unincorporated associations.

“Percentage Interest” shall mean (i) in the case of IREX, 50 percent and (ii) in the case of Venture Corp., 50 percent.

“Person” shall mean any natural person or Organization.

“Principal Office” shall have the meaning set forth in Section 2.5.

“Proceeding” shall mean any judicial or administrative trial, hearing or other activity, civil, criminal or investigative, the result of which may be that a court, arbitrator, or governmental agency may enter a judgment, order, decree, or other determination which, if not appealed and reversed, would be binding upon the Company, a Member or other Person subject to the jurisdiction of the court, arbitrator, or governmental agency.

“Profits” and “Losses” shall mean, for each Taxable Year or other period, an amount equal to the Company’s taxable income or loss for the year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

(a)

any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be added to taxable income or loss; and

(b)

any expenditure of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this definition, shall be subtracted from taxable income or loss.

“Property” shall mean any property, real or personal, tangible or intangible, excluding cash and cash equivalents of the Company.

“Retained Percentage” shall mean the tenant in common percentage of a Target Property (or Delaware statutory trust interest) that a first mortgage lender requires be retained by a Venture Sub and any remaining unsold fractional interest.

“Retained Percentage Equity Amount” shall mean an amount equal to the value of a Retained Percentage based on the offering price for an equivalent interest, as set forth in the Applicable Private Placement Memorandum.

“Secretary of State” shall mean the Secretary of State of Delaware.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“State” shall mean the State of Delaware.

“Syndication Costs” shall mean all out-of-pocket financing, investigation and syndication costs and expenses incurred in connection with a 1031 Program for a Target Property.

“Target Property” shall have the meaning set forth in Section 4.2.

“Taxable Year” shall mean the calendar year.

“Taxing Jurisdiction” shall mean any state, local, or foreign government which collects tax, interest or penalties, however designated, on any Member’s share of the income or gain attributable to the Company.

“Termination” shall have the meaning set forth in Section 13.1.

“TIC Interest” shall mean a tenant in common interest.

“Transfer” shall mean any sale, assignment, transfer, exchange, mortgage, pledge, grant, hypothecation or other disposition, absolute or as security or encumbrance, including dispositions by operation of law.

“Treasury Regulations” shall mean, except where the context indicates otherwise, the permanent, temporary, proposed, or proposed and temporary regulations of the Department of the Treasury under the Code as amended from time to time.

“Venture Corp.” shall have the meaning set forth in the preamble of this Agreement.

“Venture Sub” shall have the meaning set forth in Section 4.3.

“Venture Sub Manager” shall have the meaning set forth in Section 4.3.

“Willful Misconduct” shall mean any material act or omission of or by a Person that: (i) was committed in bad faith or was the result of active and deliberate dishonesty of such Person; or (ii) resulted in an improper personal benefit to such Person in money, property or services; or (iii) in the case of any criminal matter, the Person committing the act or omission had reasonable cause to believe that the act or omission was unlawful.

ARTICLE II
FORMATION

2.1

Organization

.  The Company was formed as a Delaware limited liability company by the filing of the Certificate with the Secretary of State on September 5, 2006.

2.2

Name

.  The name of the Company is “IRC-IREX Venture, L.L.C.” and all business of the Company shall be conducted under that name or any other name approved by Member Consent or under any other name adopted as an assumed name, but in any case, only to the extent permitted by applicable law.

2.3

Term

.  The term of this Agreement shall be perpetual, provided that the Company may be dissolved and its affairs wound up as provided in this Agreement or mandated under the Act.

2.4

Registered Agent and Office

.  The registered agent for service of process and the registered office shall be that Person and location reflected in the Certificate.  The Manager may change the registered agent or office through appropriate filings with the Secretary of State.  In the event the registered agent ceases to act for any reason or the registered office shall change, the Manager shall promptly designate a replacement registered agent or file a notice of change of address as the case may be.

2.5

Principal Office

.  The principal office of the Company shall be at 2901 Butterfield Road, Oak Brook, Illinois 60523, or at such other location as the Manager shall determine (the “Principal Office”).

2.6

Foreign Qualification

.  The Company shall be qualified to do business in Illinois and such other states as determined from time to time by the Manager.

ARTICLE III
ACCOUNTING AND RECORDS

3.1

Records to be Maintained

.  The Company shall maintain the following records at the Principal Office:

(a)

a list of the amount of cash and a description and statement of the agreed value of the other property each Member has contributed or has agreed to contribute in the future (which information is also reflected on Exhibit A attached hereto) and the date on which each became a Member;

(b)

a copy of this Agreement and the Certificate, together with any amendments thereto;

(c)

copies of the Company’s federal, state and local income tax returns and reports, if any; and

(d)

any financial statements of the Company.

3.2

Information and Accounting to Members

.  Records required to be kept under Section 3.1 may be inspected and copied by a Member or its legal representative at the request and expense of any Member during ordinary business hours.

ARTICLE IV
BUSINESS TRANSACTIONS

4.1

Nature of Business

.  The purpose of the Company shall be to facilitate the participation of Venture Corp. in 1031 Programs for Target Properties made available by Venture Corp.  The Company may engage in any lawful business permitted by the Act or the laws of any jurisdiction in which the Company may do business in furtherance of its purpose.  The Company shall have the authority to do all things necessary or convenient to accomplish its purpose and operate its business.

4.2

Location and Submission of Target Properties

.  Until the earlier of (i) the 12 month anniversary of the date of this Agreement and (ii) the consummation of any direct or indirect acquisition of IREX by IRC (the “Recommendation Period”), Venture Corp. may, in its discretion, locate and submit for evaluation by IREX, properties that may be suitable for a 1031 Program (individually, a “Target Property” and such submission a “Venture Proposal”). Each Venture Proposal made by Venture Corp. shall include information, such as physical characteristics, economic data, proposed financing, Argus runs, and other relevant data for IREX to determine the suitability of the Target Property for a 1031 Program. Upon expiration of the Recommendation Period, the Company shall not consummate or sponsor or otherwise participate in any additional 1031 Programs, and the period during which Venture Corp. may locate and submit properties to the Company shall lapse.

4.3

Mutual Agreement re Target Property Proposals

.  Upon completion of its review of each Venture Proposal, IREX shall notify Venture Corp. as to whether IREX considers the Target Property suitable for a 1031 Program. If IREX determines the Target Property is suitable for a 1031 Program, IREX will prepare and deliver to Venture Corp. a written recommendation (“Offering Recommendation”) for the joint venturing of the property through a newly formed Delaware limited liability company or a Delaware statutory trust (a “Venture Sub”) of which the Company shall be the sole member or initial beneficiary and an IREX owned entity (a “Venture Sub Manager”) shall be the sole manager or signatory trustee.  The Offering Recommendation shall include the proposed capital requirements, use of proceeds, estimated Retained Percentage, any Equity Advance to be required of Venture Corp. and other matters that IREX generally considers in syndicating proposed properties for its own 1031 Programs. Thereafter, the Members shall negotiate in good faith to attempt to arrive at mutual agreement as to whether to proceed with the joint venture of the Target Property and the terms thereof (such mutually agreed terms, a “Target Property Proposal”).  Neither Member shall be obligated to accept any proposed Target Property or Offering Recommendation.  In the event IREX does not submit an Offering Recommendation for a Target Property or if the Members fail to reach a mutual agreement for a Target Property Proposal, IREX agrees that during the Recommendation Period, and for a period of 180 days thereafter, it shall not pursue the Target Property for its own account or as part of its own 1031 Program.

4.4

Formation of Venture Sub

.  With respect to and in the event of each Target Property Proposal, the Company shall form a Venture Sub to acquire the subject Target Property (or the title holding entity thereof) using documents or instruments in form and substance as attached hereto as Exhibit B.

4.5

Equity Advances

.  Venture Corp. shall loan to the Company the amount of equity funds the Company is required to contribute to a Venture Sub to acquire the Target Property (as determined under Section 4.3, above), when and in the amount specified in the respective Target Property Proposal (an “Equity Advance”).  Each Equity Advance shall be evidenced by a promissory note having the substance and in the applicable form attached hereto as Exhibit C.  Following receipt, the Company will contribute the amount of each Equity Advance to the respective Venture Sub.  An amount equal to the Operating Proceeds generated by such Venture Sub (with respect to the period between the date of such Equity Advance and the date when such Equity Advance is repaid in full to Venture Corp.) shall constitute the base interest payable to Venture Corp. for the Equity Advance, which shall be payable by the Company as such amounts are distributed by the Venture Sub to the Company.  In addition, if an Equity Advance is not repaid in full, excepting only the Retained Percentage Equity Amount, prior to the Applicable Additional Return Date, then from and after such Applicable Additional Return Date, Venture Corp. shall be entitled to the Additional Return on the unpaid portion of the Equity Advance (excepting only the Retained Percentage Equity Amount) outstanding from time to time until such Equity Advance has been repaid in full.

4.6

Reimbursement of Syndication Costs

.  A good faith estimate of Syndication Costs shall be presented to the Members concurrent with the submission of the Offering Recommendation.  When a Venture Sub offers interests in a Target Property for sale through a private placement memorandum, the related Syndication Costs (as may be revised from time to time prior to the publication of the final private placement memorandum by IREX) will be published in the private placement memorandum.  Subject to Section 4.10 of this Agreement, IREX shall be reimbursed from offering proceeds for all Syndication Costs which it has incurred or advanced in the amounts set forth in the final private placement memorandum regardless whether such actual Syndication Costs incurred by IREX are greater than or less than the Syndication Costs set forth in the final private placement memorandum.  No reconciliation of Syndication Costs shall be conducted.

4.7

Assignment of Rights to Acquire Target Property

.  If the Target Property is already under contract to Venture Corp. or an Affiliate thereof, Venture Corp. shall have the purchase contract assigned to the respective Venture Sub prior to the anticipated closing of the Target Property.

4.8

Management and Service Provider Agreements

.  Prior to the acquisition of any Target Property, each Venture Sub shall enter into a Management Agreement with its Venture Sub Manager using an agreement in form and substance as attached hereto as Exhibit D, and the Venture Sub Manager, thereupon, will enter into a Property Management Sub-Contact with ICPMC using an agreement in form and substance as attached hereto as Exhibit E.  Each such Sub-Contract shall provide for, among other things, a property management fee of 4 percent on multi-tenant Target Properties and 2.5 percent on single tenant Target Properties, based on collected gross income from the Target Property tenants.  Subject to satisfactory completion of its due diligence review, Inland Securities Corporation shall be obligated  to enter into a Dealer Manager Agreement with each Venture Sub using an agreement in form and substance as attached hereto as Exhibit F providing for the sale of tenant-in-common interests in the Target Property.  It shall be a condition precedent to Venture Corp.’s obligation to make an Equity Advance that Inland Securities Corporation has satisfactorily completed its due diligence review with respect to the Target Property and has entered into a Dealer Manager Agreement with the applicable Venture Sub in the form and substance of Exhibit F.

4.9

Service Provider and Other Business Transactions

.  A Venture Sub Manager may cause the Company or any Venture Sub to enter into other agreements, including service provider agreements, and transact other business with, IREX or its Affiliates on the same terms and conditions as IREX from time to time utilizes or approves with respect to its own 1031 Programs.

4.10

Discontinued Venture

.  If any Venture Sub fails to close on the purchase of the Target Property for any reason or in the event of an Abandoned Syndication, the parties shall not proceed with the joint venture of the Target Property.  In such event, the Company will reimburse IREX, Venture Sub and/or Venture Sub Manager for Syndication Costs and for any other costs incurred by IREX, Venture Sub or Venture Sub Manager with respect to such Target Property (collectively, the “Upfront Costs”). However, if Venture Corp. or an affiliate of Venture Corp. shall subsequently acquire such Target Property, Venture Corp. shall promptly reimburse the Company in full for all the Upfront Costs paid by the Company in connection with such Target Property.

4.11

Carve Out Guaranties

.  IRC and IREX shall timely execute and deliver all Target Property lender requested Carve-Out Guaranties in connection with 1031 Programs sponsored by the Company and shall share equally in any liability with respect to such Carve-Out Guaranties.

ARTICLE V
AMENDMENTS TO CERTIFICATE AND AGREEMENT

5.1

Certificate  Amendments

.  The Company may amend its Certificate at any time to add a new provision or to change or remove an existing provision upon Member Consent.

5.2

Agreement Amendments

.  This Agreement may be amended or modified from time to time upon Member Consent.

ARTICLE VI
RIGHTS AND DUTIES OF MEMBERS

6.1

Meetings and Notice

.  Meetings of the Members may be called by the Manager or by either Member.  Notice stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be delivered in writing to both Members not less than 24 hours and not more than 30 days before the date of any meeting of the Members, unless notice is waived by both of the Members.

6.2

Informal Action by Members

.  Any action which may be taken at a meeting of the Members may be taken without a meeting, if a consent in writing, setting forth the action so taken, shall be signed by both of the Members.

6.3

No Liability of Members

.  No Member shall be liable as such for the liabilities of the Company.  The failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business or affairs under this Agreement or the Act shall not be grounds for imposing personal liability on the Members (or the Manager) for liabilities of the Company.

6.4

Contributing Member Decisions

.  Notwithstanding anything in this Agreement to the contrary, the Contributing Member and not the Manager shall have the sole and exclusive right, power and authority to make all decisions and to take all actions with respect to the following matters (each a “Contributing Member Decision”):

(a)

any decisions concerning the timing and amount of any distributions of Operating Proceeds, Investor Net Sales Proceeds and Exit Sale Proceeds, subject to the retention of a reasonable amount of reserves. Any Venture Sub operating agreement shall include appropriate provisions authorizing the Company, as sole member of the Venture Sub, to distribute all available cash of the Venture Sub to the Company, after making provision for reasonable reserves; and

(b)

all decisions with respect to the sale, conveyance or other disposition of any Target Property which is the subject of an Abandoned Syndication; provided that if the Contributing Member desires to sell or otherwise transfer a Target Property to Venture Corp. or one of its affiliates, the prior written consent of IREX shall be required. Any Venture Sub operating agreement or trust agreement shall include appropriate provisions authorizing the Company, as sole member of such Venture Sub, to sell, convey or otherwise dispose of the Target Property in the event such Property is the subject of an Abandoned Syndication.

6.5

Lack of Authority

.  No Member, as such, shall take any part in the management or control of the business of the Company or have power to sign for or bind the Company.  Notwithstanding the foregoing, the Contributing Member shall have the sole and exclusive right, power and authority to make the Contributing Member Decisions and the Members shall have the right to approve or disapprove or otherwise consent or withhold consent with respect to such other matters as are expressly specified in this Agreement (pursuant to Section 7.7 or otherwise) as matters that are required to be taken or approved by the Members under the Act, and any such approval or action shall require Member Consent.

6.6

Conflicts of Interest

.  No Member shall owe any fiduciary duty to the Company or to the other Member.  Nothing in this Agreement shall be deemed to restrict in any way the rights of any Member or its Affiliates, to conduct any other business or activity, and neither a Member nor the Manager shall be accountable to the Company or to any other Member with respect to that business or activity.  In particular, it is understood and agreed that each of IRC, Venture Corp., IREX (as Member and/or Manager) and their respective Affiliates (i) may engage or invest in, own and/or manage, independently or with others, any business or activity of any type or description and neither the Company nor the other Member shall have any right in or to such other ventures or activities or to the income or proceeds derived therefrom, (ii) shall not be obligated to present any investment opportunity or prospective economic advantage to the Company, even if the opportunity is of the character that, if presented to the Company, could be taken advantage of by the Company and (iii) shall have the right to hold any business or investment opportunity or prospective economic advantage, including but not limited to a potential 1031 Program or property for such a Program, for its own account.

6.7

Representations and Warranties

.  Each Member hereby represents and warrants that such Member is duly organized, validly existing and in good standing under the laws of its state of organization and that it has full organizational power to execute this Agreement and to perform its obligations hereunder.

ARTICLE VII
RIGHTS AND DUTIES OF MANAGER

7.1

Management

.  The business and affairs of the Company shall be managed by the Manager and by the officers and agents of the Company pursuant to authority granted by the Manager.  Except as set forth in Sections 6.4, 7.3 and 7.7, and except for any other situations in which the approval of the Members is expressly required by this Agreement or by non-waivable provisions of the Act, the Manager shall have full and complete authority, power and discretion to manage and control the business, affairs and properties of the Company, to make all decisions regarding those matters and to perform any and all other acts or activities customary or incident to the management of the business and affairs of the Company.

7.2

Manager

.  The Company shall have one Manager.  The Manager shall be IREX.

7.3

Power to Bind the Company

.  Except for the Contributing Member Decisions, only the Manager and the officers and agents of the Company pursuant to authority granted by the Manager shall have the authority to bind the Company.  Unless authorized by this Agreement or by the Manager, no attorney-in-fact, employee or other agent of the Company (other than officers and agents duly authorized by the Manager) shall have any power or authority to bind the Company in any way, to pledge its credit or to render it liable for any purpose.

7.4

Fees and Compensation

.  The Company shall reimburse (or if not yet expended, advance on behalf of) the Manager for all reasonable expenses incurred in managing the Company, including costs of establishing and maintaining its status as a limited liability company and all accounting and tax return costs.

7.5

Standard of Care

.  A duty of care shall be applicable to the Manager in respect of the discharge of its duties to the Company, but such duty shall be limited to refraining from engaging in Willful Misconduct or acts of gross negligence.  Except as may otherwise be provided in Article VIII, Venture Corp. and IRC each agree to hold harmless, and waive any claim against, the Manager for half of any and all Damages arising from or out of the performance by the Manager of its duties hereunder, provided the standard of conduct in the prior sentence is satisfied.

7.6

Officers

.  The Company may have officers appointed, from time to time, by the Manager.  Each officer shall hold office until his or her successor shall have been appointed, or until his or her death or inability to serve, or until he or she shall resign or shall have been removed from office.  Any officer may be removed by the Manager in its sole discretion with or without cause.  The authority, duties and responsibilities of each officer shall be established, from time to time, by the Manager.

7.7

Matters Requiring Member Consent

.  Notwithstanding any other provision of this Agreement, the following actions (“Major Decisions”) shall require Member Consent:

(a)

the creation and capitalization of a Venture Sub for a 1031 Program;

(b)

the making or implementing of any decision to acquire any Property (excluding acquisitions approved in accordance with Section 4.3 above) for a purchase price in excess of $10,000, the execution and delivery of any agreement, contract, binding letter of intent or other document or instrument to purchase any Property for a purchase price in excess of $10,000 (excluding acquisitions approved in accordance with Section 4.3 above), and any decision to terminate any such agreement, contract, letter of intent or other document or instrument;

(c)

the institution of any material legal proceedings in the name of the Company, settlement of any material legal proceedings against the Company and confession of any material judgment against the Company or any property of the Company;

(d)

any action or decision with respect to a Bankruptcy Event involving the Company; and

(e)

a liquidation of the Company, or a merger or consolidation of the Company with another business or entity.

7.8

REIT Provisions

.  Notwithstanding any other provision of this Agreement or any other document governing the management and operation of the Company, Venture Corp. shall have the right to direct the Manager to cause the Company to take any reasonable action or to refrain from taking any action (including but not limited to using a protective trust to own assets) to (i) preserve the continued qualification of IRC as a real estate investment trust under Section 856 of the Code (a “REIT”), (ii) preserve the continued qualification of any Affiliates of IRC as taxable REIT subsidiaries and (iii) avoid the imposition of additional taxes on IRC and its Affiliates under Section 857 of the Code or Section 4981 of the Code and the Treasury Regulations promulgated thereunder (collectively the “REIT Rules”).  The Members agree that in the event that Venture Corp. proposes to have the Manager take any action (or cause the Company to take any action) to ensure the continued qualification of IRC as a REIT, to preserve the continued qualification of any Affiliates of IRC as taxable REIT subsidiaries or to avoid the imposition of additional taxes under the REIT Rules on IRC, Venture Corp. shall (x) notify and consult with the Manager regarding, and prior to directing, such proposed action and (y) not have liability to the other Member for monetary damages or otherwise for losses sustained or liabilities incurred in connection with such actions provided that Venture Corp. acts in good faith to determine and implement a course of action that preserves IRC’s REIT status or avoids the imposition of additional taxes on IRC or Venture Corp. in a manner which minimizes the adverse effects on any other Member’s rights and obligations hereunder.

ARTICLE VIII
INDEMNIFICATION

8.1

Indemnification by Venture Corp. and IRC of IREX Indemnified Parties

.  Venture Corp. and IRC shall indemnify, defend and hold IREX and its Affiliates and their respective officers, directors, employees, shareholders, representatives, attorneys, agents, predecessors, successors, assigns and subsidiaries, past, present and future (the “IREX Indemnified Parties”), harmless from and against any and all Damages arising from or relating to any information delivered or representation, in connection with any 1031 Program of a Venture Sub, made by Venture Corp. or IRC or any of their Affiliates to IREX, the Company or a Venture Sub.

8.2

Indemnification by IREX of IRC Indemnified Parties

.  IREX shall indemnify, defend and hold Venture Corp., IRC, their Affiliates and their respective officers, directors, employees, shareholders, representatives, attorneys, agents, predecessors, successors, assigns and subsidiaries, past, present and future (the “IRC Indemnified Parties”) harmless from and against any and all Damages arising from or relating to (i) any Misrepresentation with respect to a private placement memorandum of a Venture Sub for a 1031 Program or (ii) the failure of the offering and sale of a 1031 Program to be conducted in compliance with the Securities Act and applicable state securities laws, except with respect to any information delivered or representation, in connection with any 1031 Program of a Venture Sub, made by Venture Corp. or IRC or any of their Affiliates to IREX, the Company or a Venture Sub.

8.3

Other Indemnification Obligations

.  In the event a Member incurs any liability to a third party with respect to the Company or a Venture Sub, where neither Section 8.1 nor Section 8.2 is applicable, then the Members agree that any such liability shall be discharged as follows:  (i) for any such liability arising from the Willful Misconduct or Misrepresentation of a Member, such Member shall promptly indemnify the other Member for such liability and all related Damages; and (ii) for all other such liabilities, the Members agree that to the extent that the Company is unable to meet or dispose of such liabilities in its own right, the Members shall be obligated to share, on an equal basis, the amount of such liabilities and related Damages incurred by the Members.  The obligations created under this Section are enforceable solely among the Company and the Members and shall not confer any rights on third parties.

ARTICLE IX
CONTRIBUTIONS AND CAPITAL ACCOUNTS

9.1

Initial Contributions

.

(a)

Each Member has made or will make the Initial Capital Contribution described for that Member on Exhibit A and shall be entitled to 50 percent of the Membership Interests in the Company in exchange for such Initial Capital Contribution.

(b)

No interest shall accrue on any Capital Contribution and no Member shall have the right to withdraw or be repaid on any Capital Contribution except as provided in this Agreement.

9.2

Additional Capital Contributions From Existing Members

.  If the Manager believes that the Company needs additional funds to conduct its business, the Manager shall deliver notice thereof to the Members.  If the Members approve such request for additional funds by Member Consent, each Member shall make an Additional Capital Contribution equal to the amount set forth in such notice for such Member within five days after the Manager has obtained Member Consent for the Additional Capital Contribution.  Any Additional Capital Contribution shall be made in accordance with the Member’s respective Percentage Interests.  The Company shall not issue any additional Membership Interests in exchange for any Additional Capital Contribution.

ARTICLE X
DISTRIBUTIONS

The Contributing Member shall cause the Company to distribute all cash available for distribution as follows:

(a)

If the Company has received a distribution of Operating Proceeds from a Venture Sub, such amounts shall be paid as interest to Venture Corp. with respect to the Equity Advance used to acquire the Target Property generating such Operating Proceeds, until such time as the Equity Advance (including the Retained Percentage Equity Amount) is repaid in full.

(b)

If the Company has received a distribution of Investor Net Sales Proceeds or Exit Sale Proceeds, such amounts shall be paid to Venture Corp. as follows: (i) first in satisfaction of the unpaid Additional Return, if any, on the Equity Advance (excepting only the Retained Percentage Equity Amount) used to acquire the respective Target Property, until such Additional Return has been fully satisfied; (ii) next, as a repayment of principal on the Equity Advance used to acquire the respective Target Property, until the Equity Advance (including the Retained Percentage Equity Amount) has been paid in full; and (iii) pursuant to subparagraph (c) hereof.

(c)

All other cash (including amounts received as fees by the Company) shall be distributed to the Members in accordance with their Percentage Interests.

ARTICLE XI
ALLOCATIONS AND TAXES

11.1

Allocation of Profits and Losses

.  Except as otherwise required by Code Section 704 and the Regulations thereunder, all allocations of Profits and Losses for federal income tax purposes shall be made to the Members pro rata in accordance with their Percentage Interests.

11.2

Elections

.  The Manager may make any tax elections for the Company allowed under the Code or the tax laws of any state or other Taxing Jurisdiction.

11.3

Tax Matters Partner

.  The Manager shall be the tax matters partner pursuant to Section 6231(a)(7) of the Code and shall take all action as may be necessary to cause each other Member to become a notice partner within the meaning of Section 6223 of the Code.

11.4

Method of Accounting

.  The records of the Company shall be maintained, as the Manager may determine, on either (a) a cash receipts and disbursements method of accounting or (b) an accrual method of accounting.

11.5

Returns and Other Elections

.  The Manager shall cause the preparation and timely filing of all Company tax returns.

ARTICLE XII
DISPOSITION OF MEMBERSHIP INTERESTS

No Member shall have the right to Transfer all or any portion of its Membership Interests and any attempted Transfer of a Membership Interest will be null and void ab initio.  Each Member hereby acknowledges the reasonableness of the prohibition contained in this Article XII in view of the purposes of the Company and the relationship with the other Member.

ARTICLE XIII
TERMINATION OF A MEMBER

13.1

Termination

.  A Member shall be terminated from the Company upon any of the following events (a “Termination”):

(a)

a Bankruptcy Event with respect to the Member; or

(b)

the dissolution of the Member.

13.2

Effect of Termination

.  Upon the Termination of any Member as set forth in Section 13.1, the Member’s right to vote and otherwise participate in the management and conduct of the Company’s business shall terminate.  Such Member shall only be entitled to receive distributions as provided in this Agreement on account of (or in return of capital constituting all or any portion of) its Membership Interest and to be allocated income, gains, losses, deductions and expenses of the Company as provided in this Agreement on account of such Membership Interest.

ARTICLE XIV
DISSOLUTION AND WINDING UP

14.1

Dissolution

.  The Company shall be dissolved and its affairs wound up, upon the first to occur of the following events:

(a)

upon Member Consent; or

(b)

as required by the Act.

14.2

Effect of Dissolution

.  Upon dissolution, the Company shall cease carrying on business, as distinguished from the winding up of the Company business, but the Company is not terminated, and continues until the winding up of the affairs of the Company is completed and the articles of dissolution have been issued by the Secretary of State.

14.3

Distribution of Assets upon Dissolution

.  Upon the winding up of the Company, the Company Property shall be distributed:

(a)

first, to creditors in satisfaction of Company liabilities (including payments to Members with respect to any Equity Advance and the interest and Additional Return on such Equity Advance); and

(b)

thereafter, to the Members in accordance with their Percentage Interests

14.4

Winding Up and Articles of Dissolution

.  The winding up of the Company shall be completed when all its debts, liabilities and obligations have been discharged or reasonably adequate provision therefor has been made, and all of the remaining Property and assets of the Company have been distributed to the Members.  Upon the completion of winding up of the Company, articles of dissolution shall be filed with the Secretary of State.

ARTICLE XV
MISCELLANEOUS PROVISIONS

15.1

Notices

.  All notices, demands or other communications to be given or delivered under or by reason of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid) or sent by telefax (with receipt confirmed).  Such notices, demands and other communications shall be sent to each Member, the Manager and the Company at its address (or to its telecopier number) set forth on Exhibit A hereto, or such other address (or telecopier number) as such Member, the Manager or the Company may specify by written notice to the others.

15.2

Entire Agreement

.  This Agreement, including exhibits attached hereto, is the entire agreement between the Members and the Company.

15.3

Construction

.  Whenever the singular is used in this Agreement and when required by the context, the same shall include the plural and vice-versa. Whenever, the masculine gender is used in this Agreement and when required by the context, the same shall include the feminine and neuter genders and vice-versa.

15.4

Expenses

.  All out of pocket legal fees and expenses incurred by each of the Members in connection with the preparation of this Agreement, including the exhibits attached hereto, and the formation of the Company shall be borne by the Company.

15.5

Headings

.  The headings in this Agreement are inserted for convenience only and are not intended to describe or limit the scope of this Agreement or any provision hereof.

15.6

No Partnership Intended for Nontax Purposes

.  Except for federal and state tax purposes, the Members do not intend hereby to form a partnership.  The Members do not intend to be partners of one to another.  To the extent any Member, by word or action, represents to another Person that the other Member is a partner or that the Company is a partnership, the Member making the wrongful representation shall be liable to the other Member who incurs personal liability by reason of the wrongful representation and shall not be entitled to indemnification for the act under Article VIII.

15.7

Rights of Creditors and Third Parties Under Agreement

.  This Agreement is entered into among the Company and the Members for their exclusive benefit and is not intended for the benefit of any creditor of the Company or any other Person.  Except and only to the extent provided by applicable statute, no creditor or third party shall have any rights under this Agreement or any agreement between the Company and any Member with respect to any Capital Contribution or otherwise.

15.8

Application of Delaware Law

.  This Agreement shall be governed by the laws of Delaware (without regard to its conflicts of laws provisions).

15.9

Counterparts

.  This Agreement may be executed in one or more counterparts, each of which shall constitute an original, and all of which shall constitute one  instrument.

15.10

No Waiver

.  No failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder or pursuant hereto shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder or pursuant thereto.

15.11

Severability

.  Wherever possible, each provision of this Agreement shall be interpreted in a manner so as to be effective and valid under applicable law but, if any provision of this Agreement shall be prohibited by or invalid under applicable law, the provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of the provision or the remaining provisions of this Agreement.  If any part of any covenant or other provision in this Agreement is determined by a court of law to be overly broad thereby making the covenant unenforceable, the parties hereto agree, and it is their desire, that the court shall substitute a judicially enforceable limitation in its place, and that as so modified the covenant shall be binding upon the parties as if originally set forth herein.

15.12

Benefit

.  This Agreement shall be binding upon, and inure to the benefit of, and shall be enforceable by, the heirs, successors, legal representatives and permitted assignees, if any, of the Members and the successors, assignees and transferees of the Company.

[Remainder of Page Intentionally Left Blank]

WHEREFORE, the undersigned have executed this Agreement on the date first set forth above.

MEMBERS:

INLAND REAL ESTATE EXCHANGE
CORPORATION, a Delaware corporation

BY:	/s/ Patricia DelRosso
ITS:	President

INLAND VENTURE CORPORATION,
a Delaware corporation

BY:	/s/ Mark Zalatoris
ITS:	Executive Vice President

JOINDER

Inland Real Estate Corporation hereby joins in the execution of this Agreement for the purpose of confirming that it shall perform its obligations under Sections 4.10, 7.5 and Article VIII, above.

INLAND REAL ESTATE CORPORATION,
a Maryland corporation

BY:	/s/ Mark Zalatoris
ITS:	Executive Vice President

1013097_10

EXHIBIT A

MEMBER NAMES AND ADDRESSES	CAPITAL CONTRIBUTIONS
Inland Real Estate Exchange Corporation	$50,000
2901 Butterfield Road
Oak Brook, Illinois 60521

Inland Venture Corporation	$50,000
2901 Butterfield Road
Oak Brook, Illinois 60521

Company address for notice purposes:

IRC-IREX Venture, LLC
2901 Butterfield Road
Oak Brook, Illinois 60521

Manager address for notice purposes:

Inland Real Estate Exchange Corporation
2901 Butterfield Road
Oak Brook, Illinois 60521

3